                                                                  EXHIBIT 10 N


                              THE CHASE MANHATTAN
                       STOCK OPTION PROGRAM FOR EMPLOYEES

                           Effective January 19, 1994


     The Chase Manhattan Corporation ("CMC") has adopted The Chase Manhattan Stock Option Program for Employees (the "Program") to advance CMC's interests by providing stock ownership opportunities to employees of CMC and its Subsidiaries, thereby further aligning the interests of employees with the interests of CMC's shareholders. The definitions of capitalized terms used but not otherwise defined in the Program appear in Section 8 below.

SECTION 1.  STOCK OPTIONS.

(a)  Grants to Current Employees.

     Effective January 19, 1994, CMC shall grant to each Current Employee who is a Full Time Employee on such date Options to purchase from CMC 400 shares of Common Stock. Effective January 19, 1994, CMC shall grant to each Current Employee who is a Part Time Employee on such date Options to purchase from CMC 200 shares of Common Stock. The exercise price for each Option shall be $35.50 per share of Common Stock.

(b)  Grants to Future Employees.

     Each Future Employee, effective the last day of the calendar quarter in which such Employee becomes a Future Employee, shall be granted Options by CMC to purchase from CMC such number of shares of Common Stock as are determined under the following applicable formula (rounded down to the nearest whole number of Option Shares):

                                        Formula

Number of Option Shares            400 X [36 - Y]
for Full Time Future                     --------
Employees                                  36

Number of Option Shares            200 X [36 - Y]
for Part Time Future                     --------
Employees                                  36

In the foregoing formulas, the term "Y" equals the number of full or partial calendar months elapsed from January 19, 1994, through the effective date of the grant. The exercise price of any Option granted to a Future Employee shall be the Market Value per Share on the effective date of such grant.

     Grants to Future Employees shall be made effective the last day of the calendar quarter in which such Employee becomes a Future




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Employee.  If the Fifty Two Dollar Trigger is reached after a
Future Employee becomes employed but on or before the end of the then current calendar quarter, such Future Employee shall not be entitled to the grant of any Options hereunder.

(c)  Exercise Periods.

     (i) Fifty Two Dollar Trigger. In the event that the Fifty Two Dollar Trigger is reached on or before March 31, 1997, an Eligible Employee may exercise up to one half of such Eligible Employee's Options (rounded down, if necessary, to the nearest whole Option) during the period commencing on the later to occur of
(x) the first date the Fifty Two Dollar Trigger is reached and (y) January 19, 1997. The Eligible Employee's remaining Options may be exercised only on and after January 19, 2003, unless the Sixty Dollar Trigger is reached on or before March 31, 1997.

    (ii) Sixty Dollar Trigger. In the event that the Sixty Dollar Trigger is reached on or before March 31, 1997, an Eligible Employee may exercise all of such Eligible Employee's remaining Options at any time during the period commencing on the later to occur of (x) the first date the Sixty Dollar Trigger is reached and
(y) January 19, 1997.

   (iii) Triggers Not Reached. In the event neither the Fifty Two Dollar Trigger nor the Sixty Dollar Trigger has been reached on or before March 31, 1997, each Option may be exercised only on and after January 19, 2003.

    (iv) Expiration Date. In no event may any Option be exercised after January 19, 2004, whether or not either Trigger has been reached.

     (v)  Right to Require Exercise of All Exercisable Options if
Any Are Exercised. The Executive from time to time and at any time may require any Eligible Employee or beneficiary exercising Options to exercise all of such Eligible Employee's Options that are exercisable at the time of such exercise.

(d)  Termination; Retirement; Death.

     (i) Termination of Employment By Chase or Employee. In the event an Eligible Employee's employment by CMC or any Subsidiary terminates, the Eligible Employee's Options, to the extent exercisable immediately prior to such termination, shall remain exercisable for a period of 90 days following such termination but shall terminate thereafter if not exercised.

    (ii) Retirement. The following provisions shall govern exercise periods for retired Eligible Employees.




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(A)  Retirement Before January 19, 1997 When Trigger is Not Met.
If an Eligible Employee enters into Retirement before January 19, 1997 and neither the Fifty Two Dollar Trigger nor the Sixty Dollar Trigger has been reached on or before the date of Retirement, the retiree may exercise his Options at any time during the period beginning on January 19, 1997 and ending 36 months after the date of Retirement. This provision applies even if one or both Triggers are met after the date of Retirement but on or before March 31, 1997.

(B)  Retirement Before January 19, 1997 When Trigger Has Been
Met. If an Eligible Employee enters into Retirement before January 19, 1997, and the Sixty Dollar Trigger has been reached on or before the date of Retirement, the retiree may exercise his Options at any time during the period beginning January 19, 1997 and ending


January 19, 2004. If only the Fifty Two Dollar Trigger (as opposed to the Sixty Dollar Trigger) has been reached on or before the date of Retirement, the retiree may exercise only one half of his Options on this extended basis. The balance of the Options, in this case, must be exercised during the period beginning on January 19, 1997 and ending 36 months after the date of Retirement.

(C) Retirement On and After January 19, 1997 When Triggers Not Met. If an Eligible Employee enters into Retirement on or after January 19, 1997, and neither the Fifty Two Dollar Trigger nor the Sixty Dollar Trigger has been reached on or before the date of Retirement, the retiree may exercise his Options at any time during the period of 36 months from the date of Retirement. This provision applies even if one or both Triggers are met after the date of Retirement but on or before March 31, 1997. No Options may be exercised after January 19, 2004.

(D) Retirement On and After January 19, 1997 When Triggers Have Been Met. If an Eligible Employee enters into Retirement on or after January 19, 1997, and the Sixty Dollar Trigger has been reached by March 31, 1997 and on or before the date of Retirement, the retiree may exercise his Options at any time until January 19, 2004. If only the Fifty Two Dollar Trigger (as opposed to the Sixty Dollar Trigger) has been reached by March 31, 1997, and on or before the date of Retirement, the retiree may exercise only one half of his Options on this extended basis. The balance of the Options, in this case, must be exercised during the 36 month period beginning on the date of Retirement. No Options may be exercised after January 19, 2004.

     (iii)  Death.

(A) In the event an Eligible Employee (other than a retired Eligible Employee) dies while entitled to exercise an Option, the Eligible Employee's estate, personal representative or beneficiary shall have the right to exercise such Option at any time within 36 months from the date of the Eligible Employee's death (but in no




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event more than 36 months from the date of the Eligible Employee's
Retirement), to the extent that the Eligible Employee was entitled to exercise such Options immediately prior to the Eligible
Employee's death.

(B) In the event an Eligible Employee in Retirement dies while entitled to exercise an Option, the retiree's estate, personal representative or beneficiary shall have the right to exercise such Option at any time during the period ending 36 months from the date of the retiree's Retirement, unless, at the time of death, the Option was exercisable by the retiree at any time until January 19, 2004, in which case the estate, personal representative or beneficiary shall be entitled to exercise such Option during the period ending 36 months from the date of such retiree's death. No Options may be exercised after January 19, 2004. If at the time of death an Option was not exercisable by the retiree or was not exercisable until January 19, 1997, such Option terminates at death and may not be exercised by the estate, personal representative or beneficiary.

     (iv) No Extension of Expiration Date.   Nothing in this
paragraph (d) shall extend the expiration date for Options set forth in paragraph (c) (iv) above or limit the discretion of the


Executive set forth in paragraph (c) (v) above.

     (e)  Manner of Exercise and Payment; Withholding for Taxes.

     (i) Manner of Exercise and Payment. Options may be exercised only upon submission of such completed forms and compliance with such procedures as are required from time to time by the Executive. Such forms shall contain such agreements and representations as the Executive shall require. Upon exercise of an Option, the exercise price shall be payable to CMC in United States dollars by personal or certified check payable to the order of CMC (or such other forms of payment as the Executive may determine to be acceptable).
Checks and other payment instruments will be received subject to collection.

    (ii) Withholding for Taxes. No distribution or delivery of shares of Common Stock upon exercise of an Option shall occur until arrangements satisfactory to the Executive have been made for the payment of any amounts which may be required to be withheld or paid in connection with such exercise. Such arrangements may include withholding the distribution of a portion of the shares of Common Stock otherwise issuable or the tendering of such shares back to CMC (under such rules as may be established by the Executive) in order to satisfy all or a portion of the required withholdings or payments.




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SECTION 2.  ADMINISTRATION.

     The Executive shall have the authority to interpret the Program, to adopt, amend and rescind rules and regulations for the administration of the Program and the Options granted under the Program and to make all determinations under the Program that may be necessary or advisable. The day-to-day administration of the Program shall be carried out by such officers and employees of CMC or such Subsidiaries as the Executive shall designate from time to time.

     The interpretation and construction by the Executive of any provision of the Program and any determination by the Executive under any provision of the Program shall be final and conclusive, unless otherwise determined by the Board of Directors, in which event the determination of the Board of Directors shall be final and conclusive. None of the Board of Directors, the Executive and any officer or employee designated by the Executive to administer the Program shall be liable for any act, omission, interpretation, construction or determination made in connection with the Program in good faith.

SECTION 3.  AMENDMENT AND TERMINATION.

     The Board of Directors or the Executive may from time to time and at any time alter, amend, suspend, discontinue or terminate (collectively, a "Change") this Program and any Options granted hereunder; provided, however, that no Change may materially adversely affect any Option granted hereunder prior to such action without consent of the affected Eligible Employee. Notwithstanding the foregoing, any Change made (i) to cure any ambiguity, to correct any errors herein, to correct any provision herein that may be inconsistent with any other provision herein or to adopt any provision, not inconsistent with the existing provisions hereof, with respect to matters or questions arising under the Program or
(ii) to comply with present or future laws, rules, regulations, orders or requirements of any governmental authority shall not be deemed to materially adversely affect any Option.

SECTION 4.  PREEMPTION BY APPLICABLE LAWS AND REGULATIONS.

     Notwithstanding anything to the contrary in the Program, if, at any time for the making of any determination or the issue or other distribution of shares of Common Stock, any law, rule, regulation, order or requirement of any governmental authority shall require either CMC or the employee to take any action in connection with any such determination, issuance or distribution, the shares then to be issued or distributed or the issue or distribution of such shares or the making of such determination, as the case may be, shall be deferred until such action shall have been taken.




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     Notwithstanding anything to the contrary in the Program, the as applied to Eligible Employees located outside the United States and all Options granted to such Employees shall be subject to applicable laws, rules, regulations, orders and requirements from time to time in effect in such jurisdictions that limit, restrict or prevent such awards or the exercise of any Options. CMC shall have no obligation to take any action required to comply with any such laws, rules, regulations, orders or requirements in order to grant any Option to, or to make any Option exercisable by, any employee.

SECTION 5.  CERTAIN OTHER ADMINISTRATIVE PROVISIONS.

(a)  Termination Followed by Subsequent Employment.

     In the event an Eligible Employee whose employment by CMC or any Subsidiary has terminated and whose Options have terminated as provided in Section 1(d)(i) above is subsequently re-employed by CMC or any Subsidiary in a capacity that qualifies such employee as a Future Employee, such employee shall be treated as a Future Employee and granted new Options in accordance with Section 1(b) above as if such employee had never been previously employed by CMC or any Subsidiary.

(b)  Disability; Approved, Unpaid Absence.

     (i) In the event an employee is on short or long term disability on January 19, 1994, as determined by the Executive, and was a Full Time Employee or a Part Time Employee prior to such disability, and such employee returns to work in a capacity that qualifies such employee as a Future Employee, such employee shall be granted the number of Options to which such employee would have been entitled if such employee had been a Current Employee as of January 19, 1994, but the exercise price for such Options shall be the Market Price per Share as of the last day of the calendar quarter in which such employee returns to work.

    (ii) In the event an Eligible Employee shall go on short or long term disability after January 19, 1994, as determined by the Executive, such Eligible Employee's outstanding Options hereunder shall not terminate but such Options shall not be exercisable until such time, if any, as such Employee returns to work as a Full Time Employee or a Part Time Employee. Any such employee returning to full or part time employment shall not be deemed a Future Employee.

   (iii) If any person shall be on an approved, unpaid leave of absence on January 19, 1994, as determined by the Executive, such person shall not be deemed a Current Employee but may be deemed a Future Employee if such person returns to employment in a capacity that otherwise entitles such person to be deemed a Future Employee. If any Eligible Employee goes on an approved, unpaid leave of absence after January 19, 1994, as determined by the Executive,




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such Employee's employment shall not be deemed terminated for a period of time, if any, to be determined by the Executive, after which time such Employee's employment shall be deemed terminated and the provisions of Section 1(d)(i) shall apply.

    (iv) Nothing in this paragraph (b) shall extend the exercise periods for Options set forth in Section 1(c) hereof.

(c)  Determination of Full Time or Part Time Status.

     The Executive shall be entitled, after consideration of the purposes of the Program and the facts and circumstances of the particular case, to deem any Eligible Employee who would otherwise be considered a Part Time Employee as of any date to be a Full Time Employee as of such date for purposes of the Program and to deem any Eligible Employee who would otherwise be considered a Full Time Employee as of any date to be a Part Time Employee as of such date for purposes of the Program.

     A change in any Eligible Employee's status after commencement of employment from part time to full time status or from full time to part time status shall not affect any Options previously granted to such employee hereunder, unless otherwise determined by the Executive.

SECTION 6.     CHANGE IN CONTROL PROVISIONS.

(a)  Stock Options.

     Notwithstanding any provision in the Program to the contrary, if there is Change in Control, as defined in paragraph (b) below, any Option which is not otherwise exercisable at the date of the Change in Control may be exercised, subject to the provisions of
Section 1(c)(iv) and (d), at any time after date of the Change in Control.

(b)  Definitions for Change of Control Provisions.

     For purposes of this Section 6, the following words and phrases shall have the meaning specified:

          (1) "Beneficial Owner" shall have the meaning defined in Rule 13d-3 of the Exchange Act.

          (2) A "Change in Control" shall be deemed to have occurred if any one of the following conditions shall have been satisfied:

          (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of CMC (not including in the securities beneficially owned by such Person any securities acquired directly from CMC or its




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     affiliates) representing 25 percent or more of the
     combined voting power of CMC's then outstanding securities; or

         (ii) during any period of twenty-four consecutive months (not including any period prior to January 19, 1994), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by Person who has entered into an agreement with CMC to effect a transaction described in subsections (i), (iii) or (iv) of this Section) whose election by the Board of Directors or nomination for election by CMC's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; or

        (iii) the stockholders of CMC approve a merger or consolidation of CMC with any other corporation, or a plan of complete liquidation of CMC, other than (A) a merger, consolidation or liquidation which would result in the voting securities of CMC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of CMC or a Subsidiary, at least 80 percent of the combined voting power of the voting securities of CMC or such surviving entity outstanding immediately after such merger, consolidation or liquidation, or (B) a merger, consolidation or liquidation effected to implement a recapitalization of CMC (or similar transaction) in which no Person acquires more than 50 percent of the combined voting power of CMC's then outstanding securities; or

         (iv) the stockholders of CMC approve an agreement for the sale or disposition by CMC (other than to a Subsidiary) of all or substantially all CMC's assets.

Notwithstanding the foregoing, with respect to a particular employee, a Change in Control shall not include any event, circumstance or transaction occurring during the twelve-month period following a Potential Change in Control which results from the action of any entity or group which includes, is affiliated with or is wholly or partly controlled by one or more executive officers of CMC in which the employee participates (a "Management Group"); provided, however, that such action shall not be taken into account for this purpose if it occurs within a twelve-month




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period following a Potential Change in Control resulting from the action of any Person which is not a Management Group.

          (3)  "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended from time to time.

          (4) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include
(i) CMC or any Subsidiary, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of CMC or a Subsidiary, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of CMC in substantially the same proportions as their ownership of stock of CMC.
          (5) "Potential Change in Control" shall be deemed to have occurred if any one of the following conditions shall have been satisfied:

          (i) CMC enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

         (ii)  CMC or any Person publicly announces an
     intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

        (iii) any Person who is or becomes the Beneficial Owner, directly or indirectly, of securities of CMC representing 15 percent or more of the combined voting power of CMC's then outstanding securities, increases such Person's beneficial ownership of such securities by 5 percentage points or more over the percentage so owned by such Person on January 19, 1994; or

         (iv) the Board of Directors adopts a resolution to the effect that, for purposes of the Program, a Potential
     Change in Control has occurred.

SECTION 7.  MISCELLANEOUS.

(a)  No Employment Contract.

     Nothing contained in the Program shall be construed as conferring upon an employee the right to continue in the employ of CMC or any Subsidiary.




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(b)  Subsidiaries.

     The sale of any Subsidiary shall be deemed a termination of employment of the Eligible Employees of such Subsidiary, unless the Executive determines otherwise.

(c)  No Rights as a Stockholder.

     An employee shall have no rights as a stockholder with respect to Option Shares covered by the employee's Options until the date of the issuance of such shares. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

(d)  No Right to Corporate Assets.

     Nothing contained in the Program shall be construed as giving an employee, the employee's beneficiaries or any other person any equity or interest of any kind in any assets of CMC or a Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between CMC or a Subsidiary and any such person.

(e)  No Restriction on Corporate Action.

     Nothing contained in the Program shall be construed to prevent CMC or any Subsidiary from taking any corporate action which is deemed by CMC or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Program or any award made under the Program. No employee, beneficiary or other person shall have any claim against CMC or any Subsidiary as a result of any such action.

(f)  Non-assignability.

     Neither an employee nor an employee's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such employee's or beneficiary's interest in the Program or in any award received under the Program; nor shall such interest be subject to seizure for the payment of an employee's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of an employee's or beneficiary's bankruptcy or insolvency.

(g)  Other Benefit Plans.

     No awards or payments under the Program shall be taken into account in determining any benefits under any retirement, profit-sharing or other plan maintained by CMC or a Subsidiary.




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(h)  Recapitalization.

     The number of Option Shares to which each outstanding Option relates, the exercise price in respect of each such Option, the Fifty Two Dollar Trigger price, the Sixty Dollar Trigger price and the numbers 400 and 200 used in the calculation in Section 1(b) above for Options for Future Employees, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustments, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by CMC or a Subsidiary; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

(i)  Merger or Consolidation.

     After a merger of one or more corporations into CMC, or after a consolidation of CMC and one or more corporations, in which CMC shall be the surviving or resulting corporation, an Eligible Employee shall, at the same cost, be entitled upon the exercise of an Option, to receive (subject to any required action by stockholders) such securities of the surviving or resulting corporation as the board of directors of such corporation, in its sole discretion and without liability to any person, shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of stock or other securities, to the Option Shares which were then subject to such Option, and such shares of stock or other securities shall, after such merger or consolidation, be deemed to be Option Shares for all purposes of the Program and of the Options granted under the Program ; provided, however, that, anything herein contained to the contrary notwithstanding, upon any shareholder approval, which approval does not constitute a Change of Control under Section 6 hereof, of the dissolution or liquidation of CMC, or a merger or consolidation in which CMC is not the surviving or resulting corporation, every Option outstanding hereunder shall become immediately exercisable, subject to the provisions of Section 1(c)(iv) and (d) hereof.

(j)  Eligible Employee's Agreement.

     If, at the time of the exercise of any Option, in the opinion of counsel for CMC, it is necessary or desirable, in order to comply with any then applicable laws, rules, regulations, orders or requirements relating to the issuance or sale of securities or any other matters, that the Eligible Employee exercising the Option shall agree to hold any Option Shares issued to the Eligible Employee for investment and without any present intention to resell or distribute the same and that the Eligible Employee will dispose of such shares only in compliance with such laws, rules, regulations, orders and requirements, the Eligible Employee will,




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upon the request of CMC, execute and deliver to CMC a further agreement to such effect.

(k)  Governing Law; Construction.

     All rights and obligations under the Program shall be governed by, and the Program shall be construed in accordance with, the laws of the State of New York. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Program.

SECTION 8.  DEFINITIONS.

     As used in the Program, the following terms have the following meanings:

"Common Stock" means CMC's authorized but unissued common stock, par value $2.00 per share, and shares, if any, of such Common Stock held as treasury stock by CMC. In the event of a change in the Common Stock that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Program.

"Current Employees" means all Full Time Employees and Part Time Employees of CMC or of any Subsidiary who are so employed on January 19, 1994, and who are determined by the Executive to be in active status on such date. Current Employees shall not include any Excluded Employees.

"Eligible Employees" means all Current Employees and all Future
Employees.

"Excluded Employees" means all (i) employees who are subject to
Section 16 of the Securities Exchange Act of 1934, (ii) employees who received any award in 1994 pursuant to The Chase Manhattan Long-Term Incentive Plan, (iii) employees whose compensation is determined under or pursuant to the terms or provisions of any collective bargaining or similar arrangement and (iv) seasonal, temporary, seconded or leased employees, and independent contractors, in each case as determined by the Executive.

"Executive" means the Corporate Human Resources Executive of CMC or such person's designee or designees.

The "Fifty Two Dollar Trigger" shall be deemed to have been reached on any date if on such date the average over the 10 consecutive Trading Days ending on such date of the mean between the highest and the lowest quoted selling prices for shares of Common Stock on




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the New York Stock Exchange, Inc. is at least $52.00.  Each of such
10 days must fall within the period commencing on January 19, 1994, and ending on March 31, 1997.

"Full Time Employee" means as of any date any employee scheduled to work and who in fact regularly works all of the hours per week designated as the number of hours constituting the regular work week, as determined by the Executive.

"Future Employees" shall mean all persons who become Full Time Employees or Part Time Employees of CMC or any Subsidiary after January 19, 1994, but before the earlier to occur of (i) October 1, 1996, and (ii) the date the Fifty Two Dollar Trigger is reached. Future Employees shall not include any Excluded Employees.

"Market Value per Share" as of any particular date shall be the mean between the highest and lowest quoted selling prices for shares of Common Stock as reported on the composite tape on such date (or, if such date shall not be a business day, then the next preceding day which shall be a business day); or, if no sale takes place, then the mean between the bid and asked prices on such date; and if no bid and asked prices are quoted for such date, then such value as shall be determined by such method as the Executive shall deem to reflect fair market value as of such date.

"Option" means an option granted under the Program to purchase a share of Common Stock.

"Option Share" means a share of Common Stock that is subject to an Option granted under the Program.

"Part Time Employee" means as of any date any employee of CMC or any Subsidiary (other than a Full Time Employee) scheduled to work at least 20 hours per week (in the United States) or at least 50% of the normal work week (outside the United States), as determined by the Executive.

"Retirement" means retirement by an Eligible Employee in accordance with the provisions of the retirement plan of CMC or a Subsidiary under which the Eligible Employee is then covered, as determined by the Executive. Whether any other termination of employment is to be considered Retirement shall be determined by the Executive.

The "Sixty Dollar Trigger" shall be deemed to have been reached on any date if on such date the average over the 10 consecutive Trading Days ending on such date of the mean between the highest and the lowest quoted selling prices for shares of Common Stock on the New York Stock Exchange, Inc. is at least $60.00. Each of such 10 days must fall within the period commencing on January 19, 1994, and ending on March 31, 1997.




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

"Subsidiary" is any corporation in which CMC has a direct or indirect ownership interest, including any corporation in which CMC acquires any such interest after the adoption of this Program, but only if CMC owns or controls, directly or indirectly, not less than 75 percent of the total outstanding common equity securities of such corporation.

"Trading Day" means any day on which the New York Stock Exchange, Inc. is open for the trading of shares of Common Stock.




6/20/94




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